REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™ eLoyalty Q3 2010 Earnings Webinar November 3, 2010 Exhibit 99.2

eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™

Safe Harbor Language
During today’s call we will be making both historical and
forward-looking statements in order to help you better
understand our business.  These forward-looking statements
include references to our plans, intentions, expectations,
beliefs, strategies and objectives.  Any forward-looking
statements speak only as of today’s date.  In addition, these forward-looking statements are subject to risks and
uncertainties that could cause actual results to differ
materially from those stated or implied by the forward-
looking statements.  The risks and uncertainties associated
with our business are highlighted in our filings with the SEC, including our Annual Report filed on Form 10-K for the year
ended December 26, 2009, our quarterly reports on Form
10-Q, as well as our press release issued earlier today.
eLoyalty undertakes no obligation to publicly update or
revise any forward-looking statements in this call.  Also, be advised that this call is being recorded and is copyrighted by
eLoyalty Corporation.

Agenda Q3 Overview Q4 Guidance Q&A

eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
Q3 Overview
We are pleased with the trend of improving performance in Q3 and with our outlook for Q4
Summary Highlights
–
Signed $17.5 million of Managed Services contracts in the third quarter
–
Increased Managed Services Backlog
2
to $107.0 million
–
Grew Services revenues 5% sequentially
–
Grew Managed Services revenues 9% sequentially
–
Improved our P&L to near breakeven
ICS Highlights
–
Grew ICS Managed Services Backlog

to a record of $48.1 million
–
Achieved significant Business Unit profitability
–
Built strong visibility going into Q4 and 2011
Behavioral Analytics Highlights
–
Signed $6.9 million of new contracts
–
Signed initial deployment with a top 3 P&C company
–
Signed two contracts for new Fraud applications
–
Built a strong pipeline for Q4 2010 and Q1 2011

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REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
Cash and Balance Sheet Discussion
Q3 Cash Usage
–
$3.9 million burn of Net Deferred Revenues due to the timing of Managed
Services contracts and 3
rd
party prepayments
–
$1.7 million increase in A/R due to higher revenues and an increase in our
DSO from 34 to 39 days
–
$0.6 million expended on Cap Ex
–
$0.6 million used for Series B dividend
Strategies to Build Cash
–
Continue to trim expenses
–
Increase usage of our leasing facility to finance Cap Ex
We currently expect to be cash flow breakeven to slightly cash flow positive in Q4

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REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
Q3 Income Statement Commentary
5% sequential increase in Services revenues
–
9% sequential increase in Managed Services revenues
–
8% sequential decrease in Consulting revenues
9% sequential increase in Managed Services revenues
–
12% sequential increase in Behavioral Analytics
TM
Service
Subscription revenues based on deploying new subscriptions
–
8% sequential increase in ICS Managed Services revenues based on strong bookings growth
Adjusted Earnings
1
were ($0.1m)
–
$0.6m sequential increase
–
Increased profitability in both Business Units

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REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™

Backlog Review
Metric
Q3               Sequential
2010 Change
Year/Year Change
Behavioral
Analytics™
$58.9m -1% -21%
ICS $48.1m 9% 73%
Total
Backlog²
$107.0m 3% 5%
Q3 Managed Services Backlog
2
Factors Impacting Q3 Backlog
2
- Signed $10.6m of ICS MS contracts in Q3
- Signed $6.9m of Behavioral Analytics™ MS contracts in Q3

Agenda Q3 Overview Q4 Guidance Q&A

eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™
Q4 2010 Guidance
Background on our Q4 Outlook
–
Strong sequential growth in our ICS Managed Services
–
Tight expense, headcount and cash management
We currently expect that our Q4 Services revenues will be
~$18.5 million

Agenda Q3 Overview Q4 Guidance Q&A

eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™

Thank You
Kelly Conway
–
(847) 582-7200
–
Kelly_Conway@eLoyalty.com
Bill Noon
–
(847) 582-7019
–
Bill_Noon@eLoyalty.com

eLoyalty Confidential and Restricted © 2010 eLoyalty Corporation
REVOLUTIONARY ANALYTICS. BREAKTHROUGH RESULTS.™

Notes
1 eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted
Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet.  In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current period operating performance.  Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted.  The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.
2 eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its
Managed services contracts.  The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods.  Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts.  The reported backlog is expected to be recognized as follows: $13.7m in 2010; $42.9m in 2011; $29.7m in 2012; $20.7m in 2013 and
thereafter.